                                                                     EXHIBIT 3.1


                     ARTICLES OF INCORPORATION, AS AMENDED,

                                       OF

                               PARTSBASE.COM, INC.

     I, the undersigned person, being over the age of twenty-one (21) years and a citizen of the State of Texas, acting as the incorporator of a corporation under the Texas Business Corporation Act, hereby adopt the following Articles of Incorporation for such corporation:

                                   ARTICLE ONE

     The name of the corporation is PartsBase.com, Inc.

                                   ARTICLE TWO

     The corporation shall have perpetual existence.

                                  ARTICLE THREE

     The purposes for which the corporation is organized are transaction of all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

     The corporation may issue two classes of shares, designated preferred and common. The corporation may issue a total of thirty-two million (32,000,000) shares. The authorized number of common shares is thirty million (30,000,000) shares and the shares are without par value. The authorized number of preferred shares is two million (2,000,000) shares and the shares are without par value. The Board of Directors shall have authority to establish series of unissued shares of any class by fixing and determining the designations, preferences, limitations and relative rights, including voting rights, of the shares of any series so established to the same extent that such designations, preferences, limitations could be set forth in the articles of incorporation. The Board of Directors shall have the authority to increase or decrease the number of shares of such series to the fullest extent permitted by law.

                                  ARTICLE FIVE

     The corporation shall not commence business until it shall have received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00) consisting of money, labor done or property actually received, which sum is not less that One Thousand Dollars ($1,000.00).

                                   ARTICLE SIX

     The corporation may enter into contracts or transact business with one or more of its directors, officers or stockholders, or with any firm of which one or more of its directors, officers or stockholders are members, or with any corporation, limited liability company, partnership, association, trust company, organization or entity in which any one or more of its directors, officers or stockholders are directors, officers, managers, members, partners, trustees, shareholders or beneficiaries, or are otherwise interested, and in the absence of fraud such contract or transaction shall not be invalidated or in anyway affected by the fact that such directors, officers or stockholders of the corporation have or may have interests which are or might be adverse to the interests of the corporation, even though the vote or action of the directors, officers or stockholders having such adverse interests may have been necessary to obligate the corporation upon such contract or transaction.

     At any meeting of the Board of Directors of the corporation (or any duly authorized committee thereof) which shall authorize or ratify any such contract or transaction, any such director or directors may vote or act thereat with like force and effect as if he or she had not such adverse interest, provided that in such case such interest shall be disclosed or shall have been known to the Board of Directors or a majority thereof. No director or officer shall be disqualified from holding office as director or officer of the corporation by reason of any such adverse interest. In the absence of fraud, no director, officer or stockholder having such adverse interest shall be liable to the corporation or to any stockholder or creditor thereof, or to any other person, for any loss incurred by it under or by reason of such contract or transaction, nor shall any such director, officer or stockholder be accountable for any gains or profits realized thereon. Cumulative voting of shares in the election of directors is prohibited.

     A director of the corporation is not liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this article does not eliminate or limit the liability of a director for:

     (1) breach of a director's duty of loyalty to the corporation or its shareholders;

     (2) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

     (3) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office;

     (4) an act or omission for which the liability of a director is expressly provided for by statute; or

     (5)  an act related to an unlawful payment of a dividend.

     If the Texas Miscellaneous Corporation Laws Act or any other statute is amended subsequently to the filing of these Articles of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the full extent permitted by such statute, as so amended.

     Any repeal or modification of the foregoing paragraph by the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                  ARTICLE SEVEN

     The corporation may purchase or reacquire its own shares and may reissue same as provided by law. No holder of shares of any class of the corporation shall have any preemptive right to subscribe for or acquire additional shares of the corporation of the same or any other class, whether such shares shall be hereby or hereafter authorized, and no holder of shares of any class of the corporation shall have any right to acquire any shares which may be held in the treasury of the corporation; all such additional or treasury shares may be sold for such consideration, at such time, and to such person or persons, as the Board of Directors may from time to time determine.

     Any action that, under any provisions of the Texas Business Corporation Act, may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice, and without a vote, by a writing or writings signed by the holder or holders of shares having no less than the minimum number of votes that would be necessary to take such action at a meeting. The written consent or consents must include the date of signing with each signature. No such consents are valid unless all necessary consents are delivered to the corporation, in accordance with the requirements of Texas Business Corporation Act Article 9.10, within sixty (60) days after the earliest delivered consent. Delivery must be made to the corporation's registered office, registered agent, principal place of business, transfer agent, registrar, exchange agent or an officer or agent of the corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the corporation's principal place of business shall be addressed to the president or principal executive officer of the corporation. Prompt notice of any action taken by less than unanimous written consent must be given to shareholders not submitting such consents.

                                  ARTICLE EIGHT

     The post office address of the registered office of the corporation is 909 Fannin, Suite 1400, Houston, Texas 77010-1006, and the name of its registered agent at such address is Stephen A. Lee.

                                  ARTICLE NINE

     Articles 2.02 and 2.02-1 of the Texas Business Corporation Act permit the corporation to indemnify its present and former officers, employees, agents, or directors (within the broad definition of director under Article 2.02-1(2) of the Texas Business Corporation Act) of the corporation to the extent and under the circumstances set forth therein. The corporation hereby elects to and does hereby indemnify all present and former officers, employees, agents or directors to the fullest extent permitted or required by the Texas Business Corporation Act promptly upon request of any such persons making the request for indemnity hereunder. The corporation's indemnity obligation set forth herein shall include, to the maximum extent permitted under applicable law, the payment or reimbursement of all damages and settlements, whether actual or consequential and all related attorney fees and other costs. The obligation to so indemnify and to so make all necessary determinations may be specifically enforced by resort to any Court of competent jurisdiction. Further, the corporation shall pay or reimburse the reasonable expenses of such present and former officers, employees, agents or directors covered hereby in advance of the final disposition of any proceeding to the fullest extent permitted by the Texas Business Corporation Act and subject to the conditions thereof. In all events, the indemnification described in this Article Nine shall be limited to the assets of the corporation and proceeds of any applicable insurance.

                                   ARTICLE TEN

     The number of directors shall be as fixed by the Bylaws of the corporation, and until changed by the Bylaws the number shall be no more than three (3); and the name and address of the person constituting the first Board of Directors, to serve until the first annual meeting of shareholders or until their successors are duly elected and qualified, is:

        Robert A. Hammond, Jr.             5401 Mitchelldale, Suite B6
                                           Houston, Texas 77092


                                 ARTICLE ELEVEN

         The name and address of the incorporator is Stephen A. Lee, Crady, Jewett & McCulley, L.L.P., 909 Fannin, Suite 1400, Houston, Texas 77010-1006.